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                                                            EXHIBIT 2.1

                             THE OASYS GROUP, INC.
                              DISCLOSURE SCHEDULE
                                     INDEX
                                     -----

SCHEDULE                   TITLE
NO.

2.1               Organization and Qualification; Subsidiaries
2.3               Capitalization
2.5(a)            Agreements
2.5(b)            Breaches
2.5(c)            Conflicts with Transaction Agreement
2.6(a)            Compliance
2.6(b)            Permits
2.7               Financial Statements
2.8               Certain Changes or Events
2.9               Liabilities
2.10              Litigation
2.11(a)           Employee Benefit Plans
2.11(b)           Retiree Benefits
2.11(c)           Options and Other Rights
2.11(d)           Employment Agreements
2.12              Labor Matters
2.14              Restrictions on Business Activities
2.15              Title to Property
2.16(b)           Taxes
2.17              Environmental Matters
2.18(a)           Limitation on Ownership of Intellectual Property
2.18(b)           Patents, Trademarks, Etc.
2.18(c)           Licenses or Agreements Involving Intellectual Property
2.18(d)           Intellectual Property Claims
2.19              Interested Party Transactions
2.20              Insurance Policies
2.21              Accounts Receivable; Inventories
2.22              Equipment
2.24              Change in Control Payments
2.25              Expenses
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                                    EXHIBITS
                                    --------

1.2 Agreement of Merger among The OASys Group, Inc., a California corporation ("OASys"), Cabletron Systems, Inc., a Delaware corporation ("Cabletron"), and Small Cat, Inc., a California corporation ("Merger Sub").

5.6          Form of Affiliate Agreement.

6.2(c) Form of Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., Counsel to OASys.

6.2(h)       Escrow Agreement.

6.2(i)(2)    Form of Employment Agreement by and between Employees and
             Cabletron.

6.2(i)(4)    Form of Employment Agreement by and between Employees and
             Cabletron.

6.2(o) Form of Non-Competition Agreement by and between Stockholders and Cabletron.

6.3(e)(i)    Form of Opinion of Ropes & Gray, Counsel to Cabletron.

6.3(e)(ii)   Form of Opinion of California Counsel to Merger Sub.


                                   SCHEDULES
                                   ---------

5.6          Affiliates of OASys.

6.2(i)(1)    List of Employees who have entered into Employment Agreements with Cabletron.

6.2(i)(3)    List of Employees who have entered into Employment Agreements with Cabletron.